VALLEY FORGE SCIENTIFIC CORP.
                              136 Green Tree Road
                            Oaks, Pennsylvania 19456
                    ________________________________________
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held Wednesday, March 14, 2001
                    ________________________________________

To the Shareholders of
Valley Forge Scientific Corp.:

     The Annual Meeting of Shareholders (the "Meeting") of Valley Forge Scientific Corp. (the "Company") will be held at the Hampton Inn at Route 422 and Egypt Road, Oaks, Pennsylvania on Wednesday, March 14, 2001 at 10:30 a.m. local time, for the following purposes:

     1.To elect six directors to hold office until the Annual Meeting of Shareholders in 2002 and until their respective successors are duly elected and qualified;

     2.To approve a proposal to adopt the Company's 2001 Stock Plan;

     3.To approve a proposal to adopt the Company's 2000 Non-Employee Directors' Stock Option Plan; and

     4.To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof. The Board of Directors of the Company is presently unaware of any other business to be presented to a vote of shareholders at the Meeting.

     The Board of Directors has fixed the close of business on January 31, 2001 as the record date for the Meeting. Only shareholders of record on that date are entitled to notice of and vote at the Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the meeting.

                                   By Order of the Board of Directors
                                   /s/Thomas J. Gilloway
                                   THOMAS J. GILLOWAY,
                                   Secretary
     Oaks, Pennsylvania
     February 2, 2001

                                   IMPORTANT
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY.

                         VALLEY FORGE SCIENTIFIC CORP.
                              136 Green Tree Road
                            Oaks, Pennsylvania 19456
                                _______________
                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Valley Forge Scientific Corp., a Pennsylvania corporation (the "Company"), in connection with the Company's Annual Meeting of Shareholders (the "Meeting"), which is scheduled to be held at 10:30 a.m., local time, on Wednesday, March14, 2001, at the Hampton Inn, Route 422 and Egypt Road, Oaks, Pennsylvania, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of the Meeting. This Proxy Statement, the foregoing notice, the enclosed proxy, and the Annual Report to Shareholders are being sent to shareholders on or about February 8, 2001.

     The Board of Directors knows of no matters that are likely to be brought before the Meeting, other than the matters specifically referred to in the Notice of the Meeting. If any other matter properly comes before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted: (i) "FOR" the six nominees of the Board of Directors for election as directors; (ii) "FOR" the approval of a proposal to adopt the Company's 2001 Stock Plan; and (iii) "FOR" the approval of a proposal to adopt the Company's 2000 Non-Employee Directors Stock Option Plan.

     Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                                  RECORD DATE

     The record date for determining the holders of common stock ("Common Stock") of the Company who are entitled to notice and to vote at the Meeting was January 31, 2001.

                               VOTING SECURITIES

     At January 31, 2001, the Company had 8,081,402 shares of Common Stock outstanding. Holders of record of Common Stock as of such date will be entitled to one vote for each share held.
                                      [1]

     The presence at the meeting, in person or by proxy, of holders of shares of common stock having, in the aggregate, a majority of the votes entitled to cast at the Meeting will constitute a quorum for the Meeting. The affirmative vote by the holders of a plurality of the shares of common stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of shareholders possessing a majority of the shares of common stock represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     At the Meeting, the shareholders will elect six directors to hold office until the Annual Meeting of Shareholders in 2002, and until their respective successors are duly elected and qualified.

     The Company's by-laws provide that the Board of Directors shall consist of not fewer than three members. The Board of Directors has fixed the number of Directors at six. Jerry L. Malis, Thomas J. Gilloway, Leonard I. Malis, Bruce A. Murray, Bernard H. Shuman and Robert H. Dick, who have each been nominated for election as a director by the Board of Directors, were elected to serve their present terms on June 27, 2000. All directors hold office until the next annual meeting of shareholders, or until their successors are elected and qualified.

     It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, "FOR" the election as directors of the six nominees named above. All nominees have expressed their willingness to serve as directors. If any of the nominees should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the person in the proxy in accordance with their judgment. The Company is not aware of any reason why any of the nominees, if elected, should be unable to serve as a director. The vote of a plurality of a quorum of shareholders present in person or by proxy at the Meeting is required for the election of the nominees.
                                      [2]

The directors and executive officers of the Company are as follows:
                                                                      Director
Name               Age     Position(s)                                Since
Jerry L. Malis      68     Chairman of the Board and President          1980
Thomas J. Gilloway  63     Executive Vice President, Secretary,         1984
                           Treasurer and Director
Leonard I. Malis    81     Director                                     1989
Bruce A. Murray     64     Director                                     1992
Bernard H. Shuman   75     Vice President and Director                  1994
Robert  H. Dick     57     Director                                     1997

     Jerry L. Malis, a member of the audit committee, has served as President or Vice-President and a Director of the Company since its inception in March 1980. As of June 30, 1989, Mr. Malis was elected as Chairman of the Board of the Company. He has published over fifty articles in the biological science, electronics and engineering fields, and has been issued twelve United States patents. Mr. Malis coordinates and supervises the development, engineering and manufacturing of the Company's products and is in charge of the daily business operations of the Company. He devotes substantially all his business time to the business of the Company.

     Thomas J. Gilloway has been Executive Vice President and a Director of the Company since December 1984, and as of June 30, 1989 was appointed Secretary and Treasurer of the Company. From the Company's inception in March 1980 to December 21, 1984, Mr. Gilloway served in capacities as a Vice-President and Treasurer. Mr. Gilloway received his undergraduate degree from LaSalle University in 1959 and his graduate degree from Temple University in 1963. Prior to his involvement with the Company, Mr. Gilloway was employed in a marketing capacity for Scott Paper Company, C.R. Bard, Inc., and CheckPoint Systems as Director of Marketing. He is involved with marketing, regulatory and contract administration matters for the Company and currently devotes approximately half of his business time to the business of the Company.

     Leonard I. Malis, M.D., a consultant to the Company since its inception in March 1980, has been a director since June 30, 1989. Dr. Malis was Professor and Chairman of the Department of Neurosurgery at Mount Sinai School of Medicine, New York, New York, from 1971 until 1993, and is currently Professor and Chairman Emeritus at Mount Sinai School of Medicine. Dr. Malis designed and built the first commercial bipolar coagulator in 1955, and his original units were the standard in neurosurgery for many years. Dr. Malis has been issued five United States patents and has designed and trademarked over one hundred instruments. He has published over one hundred articles in medical journals and reviews and is the author of a textbook on neurosurgery.

     Bruce A. Murray, a member of the audit committee and the compensation committee, has been a director of the Company since October 14, 1992. He is a Managing Member of The Change Management Group, LLC, a management consulting company; and a Principal of Adair & Murray Associates, Inc., a management consulting company. From 1991 to May 1993, he was a senior consultant with the management consulting firm of Rath and Strong. From 1984 to August 1991, Mr. Murray held positions within the Pfizer Hospital Products Group, as Director of Engineering-Surgical Products, Corporate Vice President - Research and Development, and Senior Vice President and Business Manager - Surgical Products. He has also held senior management positions with Valleylab, Inc., Picker Corporation Electronics Division, Ball Brothers Research Corporation and IIT Research Institute. Mr. Murray received both his B.S. in Engineering and his M.B.A. from the Illinois Institute of Technology, and is an adjunct instructor in business strategies at the University of Colorado.
                                      [3]

     Bernard H. Shuman has been a director and Vice President of the Company
since September 1, 1994.   Mr. Shuman is currently Vice President-Technology.
Prior to September 1, 1994, Mr. Shuman served as President and director of Diversified Electronic Corporation, a specialty electronics manufacturer which merged into the Company on August 31, 1994.

     Robert H. Dick, a member of the audit committee and the compensation committee, has been a director of the Company since 1997. He is the principal of R.H. Dick & Company, Inc., an investment banking firm. From April 1996 to 1998, he was a partner in Boles & Company, an investment banking firm. He was President, CEO and CFO of two Boles & Company clients: BioMagnetic Therapy Systems, Inc. (from September 1995 to April 1996) and Pharmx, Inc. (from May
1994 to May 1995).   From April 1987 to May 1994, Mr. Dick served as Vice
President-International for Codman & Shurtleff, Inc., a Johnson & Johnson subsidiary, where he was responsible for new business development and sales and marketing in non-U.S. markets. Mr. Dick has also held other business development and sales and marketing positions with Codman & Shurtleff, Inc., and product management positions with USCI Surgical Products, a division of C.R. Bard.

     Jerry L. Malis and Dr. Leonard I. Malis are brothers. The Company's executive officers are elected annually by the Company's directors and shall continue to serve until their successors are elected and qualified.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held 3 meetings in the fiscal year ended September 30, 2000.

     The Board has standing Audit and Compensation committees. No director, other than Bernard H. Shuman attended fewer than 75% of the (i) total number of meetings of the Board of Directors held in the most recent fiscal year and
(ii) total number of meetings held by all committees on which that Director served in the most recent fiscal year.

REPORT OF THE AUDIT COMMITTEE

     During the fiscal year ended September 30, 2000, the Audit Committee consisted of Bruce Murray (Chairman), Robert H. Dick and Jerry L. Malis. Messrs. Murray and Dick are considered "independent" pursuant to the NASDAQ listing standards. The Committee is responsible for evaluating the Company's system of accounting controls and approving the scope of the annual audit.
The Board of Directors has adopted a written charter for the Committee, which is attached as Exhibit A. The Committee met once during the fiscal year ended September 30, 2000 and on two occasions after the end of the fiscal year. The Committee has reviewed and discussed the audited financial statements with management and the Company's auditors and recommended to the Company's Board of Directors that the audited financial statements for the fiscal year ended September 30, 2000 be included in the Company's Annual Report and Form 10-K. The Committee has also received the written disclosures and the letter from the Company's independent accountants as required by Independence Standards Board Standard No. 1 and has confirmed the auditor's independence.

                                                  AUDIT COMMITTEE
                                                  Bruce A. Murray, Chairman
                                                  Robert H. Dick
                                                  Jerry L. Malis
                                      [4]

COMPENSATION COMMITTEE

     During the fiscal year ended September 30, 2000, the Compensation Committee consisted of Messrs. Murray (Chairman) and Dick. The Committee acts on matters related to executive officer compensation and grants of stock options pursuant to the Company's stock option plans. The Compensation Committee did not meet during the fiscal year ended September 30, 2000.

DIRECTORS' COMPENSATION

     Directors of the Company do not receive any compensation for their services as members of the Board of Directors, but Directors who are not officers of the Company are entitled to reimbursement for expenses incurred in connection with their attendance at meetings and are entitled to participate in the Company's stock option plans.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the compensation paid by the Company to its executive officers for the three fiscal years ended September 30, 2000.

SUMMARY COMPENSATION TABLE

Name and
Principal Position        Fiscal Year    Salary (1)     Number of Shares of
                                                        Common Stock Underlying
                                                        Options Granted

Jerry L. Malis,          2000            $200,000       ---
President                1999             188,000       ---
                         1998             189,000       ---

Thomas J. Gilloway,      2000            $ 91,000       ---
Executive Vice President 1999             100,000       ---
                         1998             161,000       ---

Bernard H. Shuman        2000            $105,000       ---
Vice President -         1999             105,000       ---
Technology               1998             105,000       ---
------
(1) Non-cash compensation did not exceed the lesser of $50,000 or 10% of the cash compensation for the named individual.
                                      [5]

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENT

     Effective July 1, 1994, the Company entered into employment agreements with Jerry L. Malis, President, and Thomas J. Gilloway, Executive Vice President, for a term of 63 months expiring on September 30, 1999. The agreements provided for annual base salaries to Mr. Malis and Mr. Gilloway of $148,720 and $126,940, respectively, in 1994, with annual base salary increases of 10% commencing on October 1, 1994. In addition the agreements provided that Messrs. Malis and Gilloway may receive such other cash and stock bonus and benefits as may be determined from time to time by the Board of Directors. On September 30, 1999, the Company amended the employment agreements with Messrs. Malis and Gilloway to extend the terms for an additional year effective October 1, 1999. As extended the employment agreements provided for annual base salary of $198,950 for Jerry Malis and $90,000 for Thomas J. Gilloway. Although the employment agreements for Messrs. Malis and Gilloway were not extended on October 1, 2000, the Company continues to provide compensation to them at the annual rate of $198,500 and $90,000, respectively. For the year ended September 30, 1998, Messrs. Malis and Gilloway waived their right to a full 10% increase of base salary, opting to reduce the annual base salary increase from 10% to 5%, and for the year ended September 30, 1999 Messrs. Malis and Gilloway waived their right to a 10% increase of base salary. The reduction of Mr. Gilloway's base salary for the year ended September 30, 1999 was due to his being employed on a half-time basis effective January 1, 1999.

     On August 31, 1994, the Company entered into an employment agreement with Bernard H. Shuman, Vice President-Technology, for a term of 59 months ending on July 31, 1999. The agreement provided for an annual salary to Mr. Shuman of $50,000 for the period from September 1, 1994 to July 31, 1995, and a salary of $105,000 for each twelve month period thereafter. The agreement provides that Mr. Shuman may receive additional compensation and benefits as may be determined from time to time by the Board of Directors. Although the employment agreement has not been extended, the Company continues to provide compensation to Mr. Shuman on an annual basis of $105,000.
                                      [6]

401(K) PLAN AND PROFIT-SHARING PLAN

     Effective January 1, 1990, the Company adopted a 401(k) Plan and Profit Sharing Plan that covers full-time employees who have attained age 21 and have completed at least one year of service with the Company. Under the 401(k) Plan, an employee may contribute an amount up to 25% of his compensation to the 401(k) Plan on a pre-tax basis not to exceed $10,500 per year (adjusted for cost of living increases). Amounts contributed to the 401(k) Plan are non-forfeitable.

     Under the Profit Sharing Plan, a participant in the plan participates in the Company's contributions to the plan as of December 31 in any year, with allocations to individual accounts based on annual compensation. An employee does not fully vest an interest in the plan until completion of three years of employment. The Board of Directors determines the Company's contributions to the plan on a discretionary basis. The Company has not made any contributions to date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of January 20, 2001, certain information with respect to the beneficial ownership of Common Stock, by each person known to the Company to own beneficially 5% or more of the outstanding Common Stock, by each director and nominee, and by all officers and directors as a group.
                                    Amount of
Name and Address of                 Beneficial             Percentage
Beneficial Owners (1)               Ownership              Owned

Jerry L. Malis (2)(3)               1,282,276              15.6%

Thomas J. Gilloway(2)(7)            1,001,375              12.2%

Dr. Leonard I. Malis(2)(8)            961,242              11.9%

Bernard H. Shuman(2)(4)               126,467               1.6%

Bruce A. Murray(2)(5)                  23,500               *

Robert H. Dick(2)(6)                   14,000               *

All officers and directors
as a group (6 persons)              3,408,860              40.4%
____________________
* less than 1%
(1)Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)The mailing address of Messrs. Malis, Gilloway, Shuman, Murray and Dick and Dr. Malis, directors of the Company, is 136 Green Tree Road, P.O. Box 1179, Oaks, Pennsylvania 19456-1179.
(3)Includes 150,000 shares issuable to Mr. Malis subject to options exercisable currently or within 60 days.
                                      [7]

(4)Includes 25,000 shares issuable to Mr. Shuman subject to options exercisable currently or within 60 days, and includes 101,467 shares held in the Bernard H. Shuman Living Trust, a trust in which Mr. Shuman holds voting and dispositive control.
(5)Includes 23,500 shares issuable to Mr. Murray subject to options exercisable currently or within 60 days.
(6)Includes 14,000 shares issuable to Mr. Dick subject to options exercisable currently or within 60 days.
(7)Includes 150,000 shares issuable to Mr. Gilloway subject to options exercisable currently or within 60 days, and includes 250,000 shares held in the Gilloway Family, L.P., a limited partnership in which Mr. Gilloway is a general partner and possesses voting and dispositive control.
(8)Includes 400,000 shares held in the Leonard and Ruth Malis Family, L.P., a limited partnership in which Dr. Malis is a general partner and possesses voting and dispositive control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the late 1960's, Dr. Leonard I. Malis, a director of the Company, on an individual basis, has been a party to royalty arrangements with Codman & Shurtleff, Inc., formerly known as Johnson & Johnson Professional, Inc., a principal customer of the Company. Dr. Malis has developed and in the future may develop passive hand instruments for Codman & Shurtleff, Inc. with no pecuniary benefits to the Company.

     The Company has entered into a five year lease commencing on July 1, 2000 for approximately 4,200 square feet of office and warehouse space at a base monthly rent of $4,643 with GMM Associates, a Pennsylvania general partnership, whose partners are Jerry L. Malis, Thomas J. Gilloway and Leonard
I. Malis, principal shareholders, directors and/or officers of the Company. The related expense for this lease for the year ended September 30, 2000 was $56,376. The Company believes the rental payments reflect fair rental value for the space.

     For the year ended September 30, 2000, the Company paid legal fees and costs in the amount of $78,546 to a law firm in which a son-in-law of Jerry
L. Malis is a partner.

     In fiscal years 1998, 1999 and 2000, the Company retained R. H. Dick & Company, Inc., an investment banking and business consulting company, owned by Robert H. Dick, a director of the Company, to perform investment banking and business consulting services for the Company.

                                   PROPOSAL 2
                            APPROVE ADOPTION OF THE
                                2001 STOCK PLAN

     The Board of Directors of the Company has approved, and recommends that the shareholders approve, the adoption of the Valley Forge Scientific Corp. 2001 Stock Plan (the "Employee Plan") for employees, officers and executives of, and consultants and advisors to, the Company and any subsidiary. The Plan authorizes grants of Incentive Stock Options ("ISOs"), Nonstatutory Stock Options ("NSOs"), Restricted Stock and Stock.
                                      [8]

     The Board believes that using long-term incentives under the Employee Plan will be beneficial to the Company as a means to promote the success and enhance the value of Valley Forge Scientific Corp. by linking the personal interests of its employees, officers, executives, consultants and advisors to those of its shareholders and by providing such individuals with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of individuals upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. The Employee Plan, if approved by shareholders, will have an effective date of January 16, 2001, the date it was approved by the Board of Directors. The following summary of the Employee Plan is qualified in its entirety by reference to the Employee Plan, a copy of which is included at the end of this Proxy Statement as Exhibit B.

ADMINISTRATION

     The Employee Plan will be administered by either the Board or a committee appointed by the Board consisting of at least two (2) non-employee directors who also qualify as "outside directors" under section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"). If the Board does not appoint a committee, any reference herein to the committee shall be to the Board.

     This committee will have the exclusive authority to administer the Employee Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction.

ELIGIBILITY

     Persons eligible to participate in the Employee Plan include all employees, officers, and executives of, and consultants and advisors to, the Company and its subsidiaries, as determined by the Committee, including employees who are members of the Board, but excluding directors who are not employees. As of January 16, 2001, there were approximately 30 employees of the Company and its subsidiaries.

LIMITATION ON AWARDS AND SHARES AVAILABLE

     An aggregate of 345,000 shares of the Company's Common Stock are available for grant under the Employee Plan. This amount includes 95,000 shares which were available for issuance under the Company's 1988 Non-Qualified Employee Stock Option Plan, but were not issued as of the effective date of the Employee Plan. As of the effective date of the Employee Plan, no further options will be granted under the 1988 Non-Qualified Employee Stock Option Plan. The maximum number of shares of Common Stock that may be subject to one or more awards to a single participant under the Employee Plan
during any calendar year is 75,000 shares.   As of January 24, 2001, the
closing price of the Company's Common Stock on the NASDAQ was $2.9375 per share.
                                      [9]

DESCRIPTION OF THE AVAILABLE AWARDS

     Incentive Stock Options

     An ISO is a stock option that satisfies the requirements specified in
Section 422 of the Code. Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

     An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or subject to a substantial risk of forfeiture under
Section 83 of the Code.

     If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, will be taxed as capital gain.

     In the event an optionee exercises an ISO using Common Stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged.

     The Company will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

     Nonstatutory Stock Options

     An NSO is any stock option other than an Incentive Stock Option. Such options are referred to as "nonstatutory" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

     No taxable income will be realized by an optionee upon the grant of an NSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of an NSO, the optionee will realize ordinary income in the amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price and the Company will be entitled to a corresponding tax deduction.
                                      [10]

     Upon a subsequent sale or other disposition of Common Stock acquired through exercise of an NSO, the optionee will realize capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to the Company.

     On January 19, 2001, NSOs to purchase a total of 85,000 shares, vesting over a five year period, were granted to ten employees of the Company.

     Restricted Stock Awards

     Under the Restricted Stock feature of the Employee Plan, an eligible individual may be granted a specified number of shares of Common Stock. However, vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain performance goals. If the recipient violates any of the restrictions during the period specified by the committee or the performance standards fail to be satisfied, the Stock is forfeited.

     A recipient of a Restricted Stock Award will recognize ordinary income equal to the fair market value of the Common Stock at the time the restrictions lapse. The Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse.

     Instead of postponing the income tax consequences of a Restricted Stock Award, the recipient may elect to include the fair market value of the Common Stock in income in the year the award is granted. This election is made under
Section 83(b) of the Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her Federal income tax return. The notice must be filed within 30 days of the date of grant and must meet certain technical requirements.

     The tax treatment of the subsequent disposition of Restricted Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the Common Stock in income when awarded. If the recipient makes a
Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Common Stock and the fair market value of the Common Stock on the date of grant. The character of such capital gain or loss will depend upon the period the Restricted Common Stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Common Stock and the fair market value of the Common Stock on the date the restrictions lapsed.
                                      [11]

     Stock Awards

     An eligible individual may be granted, or sold at a price determined by the committee, a specified number of shares of Common Stock free of any vesting restrictions. Stock awards may be granted or sold in respect of past services or other valid consideration.

AMENDMENT AND TERMINATION

     The Board may terminate, amend, or modify the Employee Plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary or desirable to comply with any applicable law, regulation, or stock exchange rule.

CHANGE OF CONTROL

     In the event that a successor corporation to the Company does not agree to assume the options granted pursuant to the Employee Plan or to substitute equivalent options, the Board of Directors shall provide for each optionee to have the right to exercise all options then held by an optionee for a period of fifteen days after written notice to the optionee.

VOTE REQUIRED

     Adoption of the Employee Plan requires approval by holders of a majority of the outstanding shares of Common Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2, THE ADOPTION OF THE VALLEY FORGE SCIENTIFIC CORP. 2001 STOCK OPTION PLAN.

                                   PROPOSAL 3
                            APPROVE ADOPTION OF THE
                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Company's Board of Directors has approved and recommends that the stockholders approve the adoption of the Valley Forge Scientific Corp. 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), for non-employee directors of the Company. The Directors' Plan authorizes automatic grants and discretion grants of nonqualified stock options to non-employee directors of the Company, who are not members of the immediate family of an employee/director of the Company. Currently, the Company's Board of Directors is composed of two such non-employee directors. The total number of shares of Common Stock available for awards under the Directors' Plan is 150,000 shares. The closing price for the Company's Common Stock on January 24, 2001, as reported on the NASDAQ, was $2.9375 per share.

     The Board believes that adoption of the Directors' Plan will promote the success and enhance the value of the Company by (i) strengthening the Company's ability to attract and retain the services of experienced and knowledgeable persons as non-employee directors of the Company, and (ii) linking the personal interest of non-employee directors to those of the Company's shareholders. The Directors' Plan, if approved by shareholders, will be effective as of the December 12, 2000, the date the plan was adopted by the Board of Directors.
                                      [12]

     The Board of Directors of the Company or a committee, appointed by the Board, will administer the Directors' Plan. The Directors' Plan provides for the automatic grants to the current non-employee directors, as well as other non-employee directors when they are first appointed or elected to the Board of Directors, of options to purchase 10,000 shares, and thereafter automatic annual option grants to purchase 10,000 shares of the Company's Common Stock in subsequent years that a non-employee director is re-elected to the Board of Directors. The Directors' Plan also provides the discretionary grant of options to non-employee Directors. The following summary of the Directors' Plan is qualified in its entirety by reference to the Directors' Plan, a copy of which is included at the end of this Proxy Statement as Exhibit C.

STOCK OPTIONS

     Under the Directors' Plan, a non-employee director is entitled to two types of automatic grants as well as discretionary grants by the Board of Directors or a committee appointed by the Board.

     The first type of automatic grant is an initial option grant to the two non-employee directors of the Company on December 12, 2000, the effective date of the Directors' Plan, and to other non-employee directors, the next business day after their election or appointment to the Board of Directors. These initial option grants are for 10,000 shares, a term of ten years and immediately vested and exercisable with an exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant. The unexercised options will be exercisable for two years after a non-employee director ceases to be a director.

     The second type of automatic option grant is the annual option grant to each non-employee director beginning in calendar year 2001 on the first business day following the annual meeting of Shareholders at which the non-employee director is re-elected as a director of the Company. The annual option grants are for 10,000 shares, a term of ten years and are immediately vested and exercisable. The exercise price is equal to the fair market value of a share of the Company's Common Stock on the date of grant. The unexercised options will be exercisable for two years after a non-employee ceases to be a director.

     The grant of an option to a non-employee director under the Directors' Plan will not produce any taxable income to the director, and the Company will not be entitled to a deduction at that time. On the date the option is exercised, the director will recognize ordinary income equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. The Company is entitled to a corresponding deduction in the same amount and in the same year in which the director recognizes income.

     In accordance with the terms of the Directors' Plan, on December 12, 2000, Bruce A. Murray and Robert H. Dick, the current non-employee directors of the Company as defined in the Directors' Plan, were each granted an option to purchase 10,000 shares for a term of 10 years with a per share exercise price equal to the fair market value of a share of the Company's Common Stock on the date of the grant.
                                      [13]

VOTE REQUIRED

     Adoption of the Plan requires approval by holders of a majority of the outstanding shares of Common Stock who are present, or represented, and entitled to vote thereon, at the Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3, THE ADOPTION OF THE VALLEY FORGE SCIENTIFIC CORP. 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.


             INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

     Samuel Klein & Company was selected by the Board of Directors as the independent public accountants to audit the financial statements of the Company for the fiscal year ended September 30, 2000. A representative of Samuel Klein & Company is not expected to be present at the Annual Meeting of Shareholders. The Audit Committee of the Board has not had an opportunity to consider the selection of the Company's independent public accountant for the year ending September 30, 2001.

                  SHAREHOLDER PROPOSALS - 2002 ANNUAL MEETING

     Shareholders who believe they are eligible to have their proposals included in the Company's proxy statement for the annual meeting expected to be held in March 2002, in addition to the other applicable requirements established by the Securities and Exchange Commission, must ensure that their proposals are received by the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, no later than November 14, 2001.

                            SOLICITATION OF PROXIES

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The Company will pay the expense of solicitation of proxies for the meeting. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telecopy by directors, officers or regular employees of the Company.

                            FORM 10-K ANNUAL REPORT

     A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2000, as filed with the Securities and Exchange Commission, is available to shareholders. A shareholder may obtain a copy of the Form 10-K without charge and a copy of any exhibit thereto upon payment of a reasonable charge limited to the Company's costs of providing such exhibits by writing to Investor Relations, Valley Forge Scientific Corp., P.O. Box 1179, 136 Green Tree Road, Oak, Pennsylvania 19456.

                                   By Order of the Board of Directors,


                                   /s/ Thomas J. Gilloway
                                   THOMAS J. GILLOWAY,
                                   Secretary

     February 2, 2001
                                      [14]

                        VALLEY FORGE SCIENTIFIC CORP.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS.

     The undersigned shareholder of Valley Forge Scientific Corp. (the "Company") hereby appoints Jerry L. Malis and Thomas J. Gilloway, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Hampton Inn at Route 422 and Egypt Road, Oaks, Pennsylvania on Wednesday, March 14, 2001, at 10:30 a.m., local time, and at any adjournment thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the meeting (receipt of which is hereby acknowledged):


(1) ELECTION OF DIRECTORS
                                                  Nominees:Jerry L. Malis
VOTE FOR all nominees  [ ]                                 Thomas J. Gilloway
                                                           Leonard I. Malis
FOR, except vote withheld from the following               Bruce A. Murray
nominees, (if any):                                        Bernard H. Shuman
                                                           Robert H. Dick
_____________________________________

VOTE WITHHELD from all nominees[  ]



            (Continued, and to be signed and dated, on reverse side)

                          (Continued from other side)

(2) APPROVAL OF PROPOSAL TO ADOPT THE COMPANY'S 2001 STOCK PLAN

            [ ]   FOR              [ ]     AGAINST     [ ]   ABSTAIN

(3) APPROVAL OF PROPOSAL TO ADOPT THE COMPANY'S 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

            [ ]   FOR              [ ]     AGAINST     [ ]   ABSTAIN

(4) In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1, and FOR Proposal 2 and Proposal 3.

                                   _____________________________

                                   _____________________________
                                   Signature of Shareholder(s)

                                   Please sign your name exactly as it
                                   appears hereon. Joint owners must each
                                   sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon.

                                   Dated:___________________, 2001


          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.